EXHIBIT 99.1


     Access National Earnings Per Share up 33%


     RESTON, Va.--(BUSINESS WIRE)--July 17, 2006--Access National Corporation (NASDAQ:ANCX), holding company for Access National Bank, reported 2006 second quarter net income of $1.8 million, compared to $1.5 million in 2005, up 20%. Diluted earnings per share for the quarter ending June 30, 2006 were $0.19, up 19% compared to $0.16 per share for the same period of 2005. Diluted earnings per share for the first half of 2006 were $0.36 compared to $0.27 for the same period of 2005, an increase of 33%.
     Return on average assets for the trailing 12 month period through June 30, 2006 was 1.29%, up from 1.06% on a year over year basis. Return on average equity for the trailing 12 months through June 30, 2006 was 21.35%, compared to 16.30% in the same period of the prior year.
     Second quarter 2006 earnings climbed primarily as a result of continued growth in earning assets. At June 30, 2006 loans held for investment totaled $408 million, up 30% from $314 million at June 30, 2005. Total assets increased 24% to $592 million due mainly to the growth in loans and the investment portfolio. Total deposits increased by 21% to $453 million. The portfolio of investment securities available for sale grew by 54% to $107 million. Mortgage origination volume for the first half of 2006 was $434 million, lower than the $457 million in loans originated in the first half of 2005.
     Net interest income for the six months ending June 30, 2006 was $8.0 million, up 19% from $6.8 million earned in the same period of 2005.
     The allowance for loan losses totaled $5.4 million as of June 30, 2006 compared to $4.5 million at the period ended June 30, 2005. The allowance for loan losses as a percentage of outstanding loans held for investment at June 30, 2006 was 1.3% compared to 1.4% at June 30, 2005.
     A summary of the operating performance and financial condition for the reporting period is attached.
     Access National Corporation is the parent company of Access National Bank, an independent, nationally chartered bank. The Bank, established in December 1999, serves the business community in the Washington D.C. Metropolitan area. Its wholly owned subsidiary, Access National Mortgage Corporation, provides residential mortgage loans to Bank clients and consumers in the same area and other select markets. Additional information is available on our website at www.AccessNationalBank.com. The shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

     This press release contains "forward-looking statements" within the meaning of the federal securities laws. These statements may be identified by the use of words such as "may", "could", "expect", "believe", anticipate", "intend", "plan" or variations thereof. These forward-looking statements may contain information related to those matters such as the Company's intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company's operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward looking statements, please refer to the Company's Annual Report on Form 10-K and other SEC filings.


                           Access National Corporation
                             Selected Financial Data
                      (In Thousands, Except for Share Data)


                                       June 30     June 30    Percent
At period end (unaudited)               2006        2005      Change
----------------------------------------------------------------------

Assets                               $  591,769  $  475,440     24%
Loans held for investment               407,587     313,807     30%
Loans held for sale                      49,353      69,834    -29%
Investment securities (at fair
 value)                                 107,004      69,401     54%
Earning assets                          569,281     455,417     25%
Deposits                                453,376     373,728     21%
Shareholders' equity                     35,066      28,398     23%
Mortgage loan originations              433,917     457,462     -5%
Averages (TTM)
   Average assets                       527,782     406,099     30%
   Average loans held for investment    360,717     284,690     27%
   Average earning assets               507,519     384,530     32%
   Average interest bearing
    liabilities                         411,772     298,918     38%
   Average shareholders' equity          31,787      26,399     20%
Net income (YTD)                          3,429       2,539     35%
Net income (TTM)                          6,787       4,304     58%
Common shares outstanding             8,447,538   7,929,460      7%
Book value per share                 $     4.15  $     3.58     16%
Earnings per share
   Basic                             $     0.42  $     0.32     31%
   Diluted                           $     0.36  $     0.27     33%
Average outstanding shares
   Basic                              8,119,548   7,919,334      3%
   Diluted                            9,597,856   9,367,296      2%
Return on average assets (TTM)             1.29%       1.06%    21%
Return on average equity (TTM)            21.35%      16.30%    31%
Net interest margin (YTD)                  2.97%       3.27%    -9%
Allowance for loan losses            $    5,394  $    4,516     19%
Allowance for loan losses/loans held
 for investment                            1.32%       1.44%    -8%
Nonperforming assets                          -       1,507   -100%
Nonperforming assets/loans held for
 investment                                0.00%       0.48%  -100%
Net charge-offs to average loans
 (YTD)                                     0.00%       0.00%     0%

(TTM - Trailing Twelve Months)

Note 1: Prior periods have been restated to reflect a 2 for 1 stock split that occurred 12-23-2005



                           Access National Corporation
                           Consolidated Balance Sheet


                                                 June 30   December 31
                                               ----------- -----------
                                                  2006        2005
                                                 ------      ------
(In Thousands)                                 (unaudited)
---------------------------------------------- ----------- -----------

ASSETS

   Cash and due from banks                     $   12,264  $    9,854

   Interest bearing balances                        3,132      13,329

   Securities available for sale, at fair
    value                                         107,004      87,771

   Loans held for sale                             49,353      45,019

   Loans held for investment net of allowance
    for loan losses of $5,394 and $5,215
    respectively                                  402,193     364,518

   Premises, equipment and land                     9,557       9,650

   Other assets                                     8,266       6,909

                                               ----------- -----------
      Total assets                             $  591,769  $  537,050
                                               =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
   Non-interest bearing deposits               $   82,913  $   81,034

   Savings and interest bearing deposits          128,525     149,094

   Time deposits                                  241,938     189,501
                                               ----------- -----------

      Total deposits                              453,376     419,629

   Short-term borrowings                           69,430      48,196

   Long-term borrowings                            19,679      21,786

   Subordinated debentures                         10,311      10,311

   Other liabilities and accrued expenses           3,907       5,943

                                               ----------- -----------
      Total liabilities                           556,703     505,865
                                               ----------- -----------

SHAREHOLDERS' EQUITY
   Common stock $0.835 par value; 60,000,000
    authorized; issued and outstanding,
    8,447,538 and 7,956,556 shares
    respectively                                    7,054       6,644

   Surplus                                          9,891       9,099

   Retained earnings                               19,576      16,227

   Accumulated other comprehensive income
    (loss)                                         (1,455)       (785)

                                               ----------- -----------
      Total shareholders' equity                   35,066      31,185
                                               ----------- -----------

                                               ----------- -----------
      Total liabilities and shareholders'
       equity                                  $  591,769  $  537,050
                                               =========== ===========

Note 1: Prior periods have been restated to reflect a 2 for 1 stock split that occurred 12-23-2005



                           Access National Corporation
                      Consolidated Statement of Operations


                                  Three Months Six Months  Six Months
                                     Ended        Ended       Ended
(In Thousands Except for Share      06/30/06    06/30/06    06/30/05
 Data)                            (unaudited)  (unaudited) (unaudited)
--------------------------------- ------------ ----------- -----------

INTEREST INCOME
   Interest and fees on loans     $     7,994  $   15,489  $   10,765

   Interest on federal funds sold
    & bank balances                        89         188         119

   Interest on securities               1,208       2,259       1,103
                                  ------------ ----------- -----------
      Total interest income             9,291      17,936      11,987

INTEREST EXPENSE
   Interest on deposits                 3,726       7,025       3,910

   Interest on other borrowings         1,645       2,894       1,326
                                  ------------ ----------- -----------
      Total interest expense            5,371       9,919       5,236
                                  ------------ ----------- -----------
      Net interest income               3,920       8,017       6,751

Provision for loan losses                  49         173         497
                                  ------------ ----------- -----------
Net interest income after
 provision for loan losses              3,871       7,844       6,254

NONINTEREST INCOME
   Service charges and fees                82         156          97

   Gain on sale of loans                4,817       9,932      11,614

   Other Income                         2,200       3,114       3,589
                                  ------------ ----------- -----------
      Total noninterest income          7,099      13,202      15,300

NONINTEREST EXPENSE
   Salaries and benefits                4,843       9,549       9,776

   Occupancy and equipment                463         989       1,094

   Other operating expense              2,887       5,271       6,785
                                  ------------ ----------- -----------
      Total noninterest expense         8,193      15,809      17,655
                                  ------------ ----------- -----------
Income before income tax                2,777       5,237       3,899

Income tax expense                        971       1,808       1,360
                                  ------------ ----------- -----------
NET INCOME                        $     1,806  $    3,429  $    2,539
                                  ============ =========== ===========

Earnings per common share:
Basic                             $      0.22  $     0.42  $     0.32
                                  ============ =========== ===========
Diluted                           $      0.19  $     0.36  $     0.27
                                  ============ =========== ===========

Average outstanding shares:
Basic                               8,220,963   8,119,548   7,919,334
Diluted                             9,537,473   9,597,856   9,367,296


Note 1: Prior periods have been restated to reflect a 2 for 1 stock split that occurred 12-23-2005



     CONTACT: Access National Corporation
              Michael Clarke, 703-871-2100